                                                                 EXHIBIT 10.5
















                                INDUSTRIAL LEASE

                                 BY AND BETWEEN

                                CRRSC REALTY, LLC

                                  ("LANDLORD")

                                       AND

                            RADIO SYSTEMS CORPORATION

                                   ("TENANT")

                                TABLE OF CONTENTS

                                                                      Page

1.       TERMS.........................................................1
         1.1      Premises.............................................1
         1.2      Rent.................................................1
         1.3      Notices and Payment Addresses........................1
         1.4      Lease Summary and Special Provisions.................1

2.       COMMENCEMENT AND EXPIRATION DATES.............................2
         2.1      Lease Term...........................................2
         2.2      Commencement Date....................................2
         2.3      Delivery of Possession...............................2

3.       PAYMENT OF RENT...............................................2

4.       RENT INCREASES................................................2

5.       SECURITY DEPOSIT..............................................2

6.       USES..........................................................3
         6.1      Permitted Uses.......................................3
         6.2      Hazardous Materials..................................3

7.       LATE CHARGES..................................................5

8.       REPAIRS AND MAINTENANCE.......................................5
         8.1      Landlord's Obligation................................5
         8.2      Tenant's Obligations.................................5

9.       UTILITIES AND SERVICES........................................6
         9.1      Utility Bills........................................6
         9.2      Disclaimer...........................................6
         9.3      Heat Producing Equipment.............................6
         9.4      Maintenance and Repair of HVAC System................7

10.      ADJUSTMENTS...................................................7
         10.1     Definition...........................................7

11.      PERSONAL PROPERTY TAXES.......................................7

12.      LIABILITY INSURANCE...........................................8

13.      FIRE INSURANCE - FIXTURES AND EQUIPMENT.......................8

14.      DESTRUCTION AND DAMAGE........................................9
         14.1     Casualty Damage - Insured............................9
                  14.1.1   Total Destruction...........................9
                  14.1.2   Partial Destruction.........................9
         14.2     Release..............................................9
         14.3     Rent Abatement.......................................9



         14.4     Delay    ............................................9
         14.5     Uninsured Damage....................................10
         14.6     Repair Obligation...................................10
         14.7     End of Term.........................................10
         14.8     Waiver..............................................10

15.      ALTERATIONS AND ADDITIONS; REMOVAL OF FIXTURES...............10

16.      ACCEPTANCE OF PREMISES.......................................11

17.      TENANT IMPROVEMENTS..........................................11

18.      ACCESS.......................................................11

19.      WAIVER OF SUBROGATION........................................12

20.      INDEMNIFICATION..............................................12

21.      ASSIGNMENT AND SUBLETTING....................................12
         21.1     Landlord's Consent..................................12
         21.2     Criteria 13
         21.3     Approved Subleases and Assignments..................13

22.      ADVERTISING..................................................14

23.      LIENS........................................................14

24.      DEFAULT......................................................14
         24.1     Tenant's Default....................................14
         24.2     Remedies............................................15

25.      SUBORDINATION................................................16

26.      SURRENDER OF POSSESSION......................................16

27.      NON-WAIVER...................................................17

28.      HOLDOVER.....................................................17

29.      CONDEMNATION.................................................17
         29.1     Substantial Taking..................................17
         29.2     Partial Taking......................................17
         29.3     Awards and Damages..................................17

30.      NOTICES......................................................17

31.      MORTGAGEE PROTECTION.........................................17

32.      COSTS AND ATTORNEYS' FEES....................................18

33.      BROKERS......................................................18

34.      LANDLORD'S LIABILITY.........................................18

35.      ESTOPPEL CERTIFICATES........................................18

36.      FINANCIAL STATEMENTS.........................................19

37.      TRANSFER OF LANDLORD'S ITEREST...............................19

38.      RIGHT TO PERFORM.............................................19

39.      SALES AND AUCTIONS...........................................19

40.      NO ACCESS TO ROOF............................................19

41.      AUTHORITY OF TENANT..........................................20

42.      NO ACCORD OR SATISFACTION....................................20

43.      MODIFICATIONS FOR LENDER.....................................20

44.      PARKING......................................................20

45.      EXTERIOR SIGNS...............................................20

46.      RULES AND REGULATIONS........................................20

47.      GENERAL PROVISIONS...........................................20
         47.1     Acceptance..........................................20
         47.2     Joint Obligation....................................20
         47.3     Marginal Headings, Etc..............................21
         47.4     Choice of Law.......................................21
         47.5     Successors and Assigns..............................21
         47.6     Recordation.........................................21
         47.7     Quiet Possession....................................21
         47.8     Inability to Perform................................21
         47.9     Partial Invalidity..................................21
         47.10    Cumulative Remedies.................................21
         47.11    Entire Agreement....................................21
         47.12    Exhibits........................................... 21

48.      FIRST RIGHT OF REFUSAL FOR LEASE OF ADJACENT PROPERTY........21
         48.1     Intentionally Omitted...............................21
         48.2     Intentionally Omitted...............................21

49.      EXPANSION OPTION.............................................21

50.      PURCHASE OPTION..............................................22


                                  LEASE SUMMARY


DATE OF EXECUTION:  July 16, 1997

LANDLORD:  CRRSC Realty, LLC

MANAGING AGENT:  Blue Ridge Development, LLC

LANDLORD'S & MANAGING AGENT'S ADDRESS: 6701 Balm Drive, Suite 242, Knoxville,
         Tennessee 37919

LANDLORD'S REPRESENTATIVE:  John-David W. Roddy

TENANT'S SPACE: The building located or to be located on the real property described in Exhibit B. attached hereto.

BUILDING:  The certain building to be built as described in Exhibit A.

TENANT:  Radio Systems Corporation.

BUILDING ADDRESS:  To be determined.

NAME AND ADDRESS FOR RENTAL REMITTANCE: CRRSC Realty, LLC, Blue Ridge
         Development, LLC, 6701 Balm Drive, Suite 242, Knoxville, Tennessee
         37919

TENANT'S ADDRESS (FOR NOTICE AND BILLING): Radio Systems Corporation, 5008
         National Drive, Knoxville, TN 37914

TENANT'S REPRESENTATIVE:  Mr. James D. Hudson

RENTABLE FLOOR AREA OF TENANT'S SPACE:  30,000 SQUARE FEET

TOTAL RENTABLE FLOOR AREA OF THE BUILDING:  30,000 SQUARE FEET

TENANT'S PERCENTAGE FLOOR AREA OF THE BUILDING:  100%

SCHEDULED TERM COMMENCEMENT DATE:  February 15, 1998

OUTSIDE DELIVERY DATE:  January 15, 1998

SCHEDULED TERM EXPIRATION DATE: February14, 2008

    BASE RENT:    Years 1-5     $181,600.00/yr.   $15,133.33/mo.

                  Years 6-10    $195,200.00/yr.   $16,266.67/mo.


OPERATING COSTS: All operating costs shall be paid by Tenant in accordance with the terms of Section X and 9.

ADDITIONAL RENT: Additional Rent is to be paid in accordance with the terms of
                 Section 10.

PERSONAL PROPERTY TAXES: Personal Property taxes shall be paid in accordance with the terms of Section 11.

PROPERTY TAXES: Property taxes shall be paid in accordance with the terms of
                Section 10.

ESCALATIONS: Base Rent is to be escalated in accordance with the terms of
Section 4.

SECURITY DEPOSIT:  $15,133.33

GUARANTOR (IF APPLICABLE):  None

PERMITTED USES: Office, Assembly and storage for electronic materials and products.

TENANT'S PUBLIC LIABILITY INSURANCE: Comprehensive General Liability insurance policies with a Broad Form Comprehensive Liability Endorsement including Contractual Insurance and with a combined single limit for bodily injury and property damage of at least $2,000,000.00 per occurrence on a per location basis.

TENANT'S FIRE LEGAL LIABILITY INSURANCE. Fire liability insurance for one hundred percent (100%) of the replacement cost of the Premises shall be maintained for the full term of the Lease.

 SPECIAL PROVISIONS: Any special terms or provisions of this Lease are attached immediately following this page as pages 2-A through ____. To the extent that the Special Provisions conflict with any other terms of this Lease, the Special Provisions shall control.

                               SPECIAL PROVISIONS

         These Special Provisions are hereby incorporated into this Lease and in the event that they conflict with any provision of this Lease, these Special Provisions shall control.

                                      LEASE



                  THIS LEASE, made this 16th day of July, 1997, by and between CMSC Realty. LLC a Tennessee limited liability company ("Landlord"), and Radio Systems Corporation., a Tennessee corporation ("Tenant").

                                   WITNESSETH:

         That Landlord, for and in consideration of the rents and all other charges and payments hereinafter reserved and payable by Tenant, and of the covenants, agreements, terms, provisions and conditions to be kept and performed hereunder by Tenant, does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord, the premises described below (hereinafter referred to as the "Premises" or the "Leased Premises"), subject to all matters hereinafter set forth and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated.


         1. Landlord and Tenant agree to the following, unless otherwise specifically modified by provisions of this Lease:

         1.1 Premises. The Premises demised by this Lease is a building (the "Building") to be constructed by Landlord which will contain approximately 30,000 square feet, together with the exclusive right to use parking and other common areas upon the parcel of land upon which the Building is constructed. The location and dimensions of the Premises are shown on EXHIBIT A. The parcel of land upon which the Building is located as more particularly described in EXHIBIT B. No easement for light or air is incorporated in the Premises.

         1.2 Rent. The Base Rent ("Rent") is 10.75% of the total project cost annually or $15,133.33 per month based upon a total project cost of $1,689,000.00. In addition to the Rent, Tenant shall pay the Additional Rent described in Section 10 and Base Rent increases as described in Section 4, all of which shall be deemed rent due under this Lease.

         1.3 Notices and Payment Addresses.

                  If to Landlord:           CRRSC Realty, LLC
                                            c/o Blue Ridge Development, LLC
                                            6701 Baum Drive
                                            Suite 242
                                            Knoxville, Tennessee 37919
                                            Attn.: Mr. John-David W. Roddy

                  If to Tenant:             Radio Systems Corporation
                                            5008 National Drive
                                            Knoxville, TN 37914
                                            Attn.: Mr. James D. Hudson

Upon occupancy of the Premises, Tenant's address for notices shall be the address for the Premises.

         1.4 Lease Summary and Special Provisions. Each reference in this Lease to any of the subjects or terms contained in the Lease Summary and Special Provisions attached hereto shall be construed to incorporate the data stated for that subject or term. All such terms and provisions of the Lease Summary and the Special Provisions shall become a part of this Lease.

         2.  COMMENCEMENT AMD EXPIRATION DATES.

         2.1 Lease Term. The term of this Lease (the "Term") shall commence on the Commencement Date, as defined and set forth in Section 2.2 below, and shall continue until ten ( 10) years after the Commencement Date (the "Term Expiration Date") unless sooner terminated in accordance with the terms contained herein.

         2.2 Commencement Date

                  2.2.1 If Tenant improvements are to be constructed pursuant to EXHIBIT C, the Commencement Date shall be the earliest occurring of the following:

                  (i) Thirty (30) days of the date the county has approved the Building and the Tenant Improvements constructed pursuant to EXHIBIT C in accordance with its building code, evidenced by its issuance of a certificate of occupancy; or

                  (ii) July 1, 1998.

         Once the actual Commencement Date has been determined pursuant to the foregoing, the parties shall execute a Commencement Date memorandum in the form attached hereto as EXHIBIT E.

         2.3 Delivery of Possession. If Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in such event Tenant shall not be liable for any Rent, Additional Rent, and other charges due under this Lease until such time as Landlord tenders delivery of possession of the Premises to Tenant. Should Landlord tender possession of the Premises to Tenant prior to the date specified as the Commencement Date, and Tenant elects to accept such prior tender, such prior occupancy shall be subject to all the terms, covenants and conditions of this Lease, including the payment of Rent and Additional Rent.

         3. PAYMENT OF RENT. Tenant shall pay Landlord the Rent and Additional Rent (as defined in Section 10) and any other payments due under this Lease without prior notice, deduction or offset, in lawful money of the United States in advance on or before the first day of each month, except that the first month's Rent shall be paid upon the execution hereof, at the address noted in
Section 1.3, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent and other amounts due under this Lease for any partial month at the beginning or end of the Lease term shall be prorated.

         4. RENT INCREASES. The Base Rent shall increase by 7.5% to $16,266.67 per month based upon a total project cost of $1,689,000.00 at the 61st month and continue until the 120th month of this Lease.

         5. SECURITY DEPOSIT. As security for its full and faithful performance of this Lease, Tenant shall pay Landlord a security deposit of Fourteen Thousand Five Hundred Fifty Dollars ($15,133.33) upon execution of this Lease. If Tenant defaults with respect to any covenant or condition of this Lease, including but not limited to the payment of Rent, Additional Rent or any other payment due under this Lease, Landlord may apply all or any part of the security deposit to the payment of any sum in default or any other sum which Landlord may be required or deem necessary to spend or incur by reason of Tenant's default. In such event, Tenant shall, upon demand, deposit with Landlord the amount so applied to replenish the security deposit. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, but not otherwise, the amount of the security deposit then held by Landlord, less a nonrefundable Zero Dollars ($0.00) cleaning fee, shall be repaid to Tenant within thirty (30) days after the expiration or sooner termination of this

Lease. Landlord may, in the event the security deposit is depleted, at Landlord's election, apply any Rent or Additional Rent prepaid by Tenant to replenish the deposit. Landlord shall not be required to keep this security deposit separate from its other funds unless required by law, and Tenant shall not be entitled to interest on such deposit.

         Notwithstanding any other provision of this Section 5 to the contrary, the security deposit does not constitute an advance payment of rent and does not measure Landlord's damages in the event of default by Tenant with respect to any covenant or condition of this Lease.

         6.  USES.

         6.1 Permitted Uses. The Premises are to be used only for Office, Assembly and storage for electronic materials and products ("Permitted Uses") and for no other business or purpose without the prior written consent of Landlord. Tenant shall comply with all present and future laws, ordinances, orders, regulations (including those relating to the Americans With Disabilities Act (the "ADA")) or zoning classifications of any lawful governmental authority, agency or other public or private regulatory authority (including insurance underwriters or rating bureaus) having jurisdiction over the Premises. No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on the Building, unless Tenant pays any and all increases in insurance premiums resulting from such acts. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant in the Building. If any of Tenant's machines or equipment shall require higher power capacity or place additional point pressure on the building structure or foundation, then Tenant shall be responsible for taking such action as may be necessary to provide for any additional capacity or structural support for those machines and equipment. Tenant shall agree to repair at its cost any damages caused by such usage and shall hold Landlord harmless from any loss, liability and expenses, both real and alleged, arising out of such damage or repair caused by Tenant's negligence or failure to comply with this paragraph. Tenant, at its expense, shall comply with all laws relating to its use or occupancy of the Premises and shall observe such reasonable rules and regulations as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises or the Building and for the preservation of good order therein.

         6.2 Hazardous Materials.

             6.2.1 As used in this Lease, the term "Hazardous Materials" shall mean and include any substance that is or contains (a) any "hazardous substance" as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 198O, as amended ("CERCLA") (42 U.S.C. Section 9601 et seq.) or any regulations promulgated under CERCLA; (b) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act, as amended ("RCRA") (42 U.S.C.Section 6901 et seq.) or any regulations promulgated under RCRA; (c) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended ("TSCA") (15 U.S.C. Section 2601 et seq.) or any regulations promulgated under TSCA; (d) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (e) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (f) polychlorinated biphenyls; (g) lead and lead-containing materials; or (h) any additional substance, material or waste
(A) the presence of which on or about the Leased Premises (I) requires reporting, investigation or remediation under any Environmental Laws (as hereinafter defined), (ii) causes or threatens to cause a nuisance on the Leased Premises or any adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Leased Premises or any adjacent property, or
(iii) which, if it emanated or migrated from the Leased Premises, could constitute a trespass, or (B) which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws.

             6.2.2 As used in this Lease, the term "Environmental Laws" shall mean and include (a) CERCLA, RCRA and TSCA; and (b) any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or decrees now or hereinafter in effect relating to (i) pollution, (ii) the protection or regulation of human health, natural resources or the environment, (iii) the treatment, storage or disposal of Hazardous Materials, or (iv) the emission, discharge, release or threatened release of Hazardous Materials into the environment.

             6.2.3 Tenant agrees that during its use and occupancy of the Leased Premises it will (a) not (i) permit Hazardous Materials to be present on or about the Leased Premises except in a manner and quantity necessary for the ordinary performance of Tenant's business or (ii) release, discharge or dispose of any Hazardous Materials on, in, at, under, or emanating from, the Leased Premises or the property in which the Leased Premises are located; (b) comply with all Environmental Laws relating to the Leased Premises and the use of Hazardous Materials on or about the Leased Premises and not engage in or permit others to engage in any activity at the Leased Premises in violation of any Environmental Laws; and (c) immediately notify Landlord of (I) any inquiry, test, investigation or enforcement proceeding by any governmental agency or authority against Tenant, Landlord or the Leased Premises relating to any Hazardous Materials or under any Environmental Laws or (ii) the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Section 6.2.

             6.2.4 If Tenant's use of Hazardous Materials on or about the Leased Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Leased Premises or the property in which the Leased Premises are located, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (a) the requirements of (I) all Environmental Laws and (ii) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (b) any additional requirements of Landlord that are reasonably necessary to protect the value of the Leased Premises or the property in which the Leased Premises are located.

             6.2.5 Upon reasonable notice to Tenant, Landlord may inspect the Leased Premises during normal business hours for the purpose of determining whether there exists on the Leased Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. Tenant will supply to Landlord such historical and operational information regarding the Leased Premises as may be reasonably requested to facilitate any such inspection and will make available for meetings appropriate personnel having knowledge of such matters. Tenant agrees to give Landlord at least sixty (60) days prior notice of its intention to vacate the Leased Premises so that Landlord will have any opportunity to perform such an inspection prior to such vacation. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord's part to inspect the Leased Premises, or liability on the part of Landlord for Tenant's use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

             6.2.6 Landlord shall have the right, but not the obligation, prior or subsequent to an event of default, without in any way limiting Landlord's other rights and remedies under this Lease, to enter upon the Leased Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous Materials present on, in, at, under, or emanating from, the Leased Premises or the property in which the Leased Premises are located in violation of Tenant's obligations under this Lease or under any Environmental Laws. Notwithstanding any other provision of this Lease, Landlord shall also have the right, at its election, in its own name or as Tenant's agent, to negotiate, defend, approve and appeal, at Tenant's expense, any action taken or order issued by any governmental agency or authority with regard to any such Hazardous Materials or contamination by Hazardous Materials. All costs and expenses paid or incurred by Landlord in the exercise of the rights set forth in this Section 6.2 shall be payable by Tenant upon demand.

             6.2.7 Tenant shall surrender the Leased Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on or about the Leased Premises by Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all Environmental Laws.

             6.2.8 Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, losses (including, without limitation, loss in value of the Leased Premises or the property in which the Leased Premises are located), liabilities and expenses (including reasonable attorney's fees) sustained by Landlord attributable to (1) any Hazardous Materials placed on or about the Leased Premises by Tenant or its agents, employees, contractors or invitees or (ii) Tenant's breach of any provision of this Section 6.2.

             6.2.9 The provisions of this Section 6.2 shall survive the expiration or earlier termination of this Lease.

         7. LATE CHARGES. Tenant hereby acknowledges that late payment to Landlord of Rent, Additional Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent, Additional Rent or other sum due from Tenant is not received by Landlord or Landlord's designated agent within ten (10) days after being due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and other charges when due hereunder. All unpaid Rent, Additional Rent or other sum due from Tenant to Landlord under this Lease shall bear interest from the tenth (10th) day after the due date thereof until paid, at the lesser of sixteen percent (16%) per annum or the maximum interest rate per annum allowed by law. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted hereunder.

         8.  REPAIRS AND MAINTENANCE.

         8.1 Landlord's Obligation. Landlord agrees to keep in good repair the structural portions of the roof, the Building foundation, and exterior walls, the underground utility and sewer pipes outside the exterior walls of the Building, if any, except repairs rendered necessary by the negligence of Tenant, or Tenant's employees, guests, agents, customers, independent contractors or invitees, the repair of which shall be paid for by Tenant within ten (10) days of Landlord's written demand. Subject to Landlord's rights of access granted by this Lease, Tenant shall be exclusively responsible for all repairs and maintenance of the Premises and all common areas, and Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such conditions.

         8.2 Tenant's Obligations. Tenant accepts the Premises in their present condition "as is" and as suited for the use intended by Tenant. Tenant shall, throughout the initial term of this Lease and any renewals thereof, at its expense, maintain in good order and repair and in compliance with all governmental requirements now in force or which may be in force hereafter, the Premises, including the Building and other improvements, components and systems located therein or thereon (including without limitation the plumbing, wiring, electrical systems, sprinkler systems, HVAC system, glass and plate glass, equipment and machinery constituting fixtures), except those repairs expressly required to be made by Landlord. Tenant agrees to return the Premises to Landlord at the expiration or prior termination of this Lease in as good condition and repair as when first received, normal wear and tear, damage by storm, fire, lightning, earthquake or other casualty excepted.

Tenant hereby waives any rights or remedy regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under the Lease.

         Tenant's obligations hereunder shall specifically include the duty to enter into and maintain at Tenant's sole expense during the entire term of this Lease a contract(s) for the routine and periodic inspection of the HVAC system (which regular inspection shall be no less than once every six (6) months), the replacement of filters as recommended and the performance of other recommended periodic servicing in accordance with applicable manufacturer's standards and recommendations. Such contract (a) shall be with a qualified contractor or individual reasonably satisfactory to Landlord; (b) shall satisfy the requirements for routine and periodic maintenance, if any, necessary to keep all applicable manufacturer's warranties in full force and effect; and (c) shall provide that in the event this Lease expires or is earlier terminated for any reason whatsoever that said contract shall be immediately terminable by Landlord or Tenant without any cost, expense or other liability on the part of Landlord.

         Tenant's obligations hereunder shall specifically include the duty to enter into and maintain at Tenant's sole expense during the entire term of this Lease a contract(s) for the routine and periodic maintenance and regular inspection of the sprinkler system, and the performance of any recommended periodic servicing in accordance with applicable manufacturer's and insurer's standards and recommendations. Tenant shall provide Landlord with copies of all such maintenance and inspection reports, including but not limited to the results of any testing performed on the sprinkler system. Such contract (a) shall be with a qualified contractor or individual reasonably satisfactory to Landlord; (b) shall satisfy the requirements for routine and periodic maintenance, if any, necessary to keep all applicable manufacturer's warranties and any insurance coverage in full force and effect; and (c) shall provide that in the event this Lease expires or is earlier terminated for any reason whatsoever that said contract shall be immediately terminable by Landlord or Tenant without any cost, expense or other liability on the part of Landlord.

         It is expressly agreed by Landlord and Tenant that Tenant shall have the right to enforce the terms of all warranties applicable to HVAC Systems, sprinkler systems and all other warranties from manufacturers or suppliers of equipment, materials or services applicable to those items which Tenant is required to maintain, repair or replace in the Premises. Landlord agrees to cooperate with Tenant in enforcing any such warranties applicable to the Premises.

         9.  UTILITIES AND SERVICES.

         9.1 Utility Bills. Tenant shall promptly pay all water, sewer, gas, electricity, fuel, phone, light, heat, electric power and other utility bills for the Premises. If Tenant does not pay these bills, Landlord may pay them and such payment shall be added to the Rent.

         9.2 Disclaimer. Landlord shall not be liable for any loss injury or damage to property caused by or resulting from any variation, interruption, or failure of such services due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to the making of repairs, alterations, or improvements, or due to accident, strike, or conditions or events beyond Landlord's reasonable control shall be an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises or the Building.

         9.3 Heat Producing Equipment. Before installing any equipment or lights which generate an undue amount of heat in the Premises or if Tenant plans to use any high-power usage equipment in the Premises, Tenant shall obtain the prior written permission of Landlord. Landlord may refuse to grant such permission unless Tenant agrees to pay the costs to Landlord for installation of supplementary air conditioning capacity or electrical systems necessitated by such equipment. At Landlord's option, Landlord may require Tenant to remove, at Tenant's expense, any such electrical systems or supplementary air conditioning system upon termination of the Lease, and Tenant shall repair any damage to the Premises or the Building caused by such removal.

         9.4 Maintenance and Repair of HVAC System. Without limiting any other provision of this Lease relating to the HVAC system, Tenant, at its own expense, shall be responsible for complying with all governmental requirements now in force or which may be in force hereafter, relating to or in connection with the maintenance, repair, operation, servicing, modification or replacement of the HVAC system, as those governmental requirements may from time to time require.

         10.  ADJUSTMENTS.

         10.1 Definition. In addition to the rent, and as additional rent ("Additional Rent"), Tenant shall pay the total cost of the following items:

              10.1.1 All property taxes. "Property Taxes" shall be defined to include any form of assessment, license, fee, rent, tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by an authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (I) determined by the area of the Building or the parcel upon which it is constructed or any part thereof or the Rent and other sums payable hereunder by Tenant, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Building, the Premises upon which it is constructed or the Premises or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Building or the parcel upon which it-is constructed; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Building or the Premises upon which it is constructed whether or not now customary or within the contemplation of the parties; or (v) surcharged against the parking area.

              10.1.2 All insurance premiums. Such insurance premiums shall include all insurance premiums for fire ("All-Risk"), extended coverage, public liability, and other insurance that Landlord reasonably deems necessary;

              10.1.3 All costs to maintain, repair, replace, supervise, insure (including provision of public liability insurance) and administer areas such as parking areas, landscaping, sidewalks and Building areas, if any, Building equipment and operating systems and other capital improvements to the Building, parking lots, landscaping, sprinkler systems, sidewalk, driveways, and the roof of the Building;

              10.1.4 Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Premises or the common areas of the Building.

         11. PERSONAL PROPERTY TAXES. Tenant shall pay, or cause to be paid, before delinquency any and all taxes levied or assessed and which become payable during the term of this Lease upon all Tenant's leasehold improvements and all equipment, furniture, fixtures, and any other trade fixtures and personal property located on the Premises.

         12. LIABILITY INSURANCE. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive general liability insurance including personal injury liability, contractual liability, products and completed operations liability and liquor liability (if applicable), insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. Such insurance shall be in the amount of not less than Two Million and No/100ths Dollars ($2,000,000.00) for bodily injury and property damage for any one accident or occurrence. Fire legal liability insurance in an amount of not less than One Million and No/100ths Dollars ($1,000,000.00) shall also be obtained and kept in force during the term of this Lease at Tenant's expense. Such insurance, with extended coverage, shall cover the Premises in an amount equal to at least one hundred percent (100%) of the replacement cost thereof. The limit of any of such insurance shall not limit the liability of Tenant hereunder. Tenant may provide this insurance under a blanket policy, provided that such insurance shall have a Landlord's protective liability endorsement specifically describing the Premises. If Tenant fails to procure and maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, at Tenant's expense to be reimbursed by Tenant within ten ( 10) days of written demand. All insurance required to be obtained by Tenant hereunder shall be issued by companies reasonably acceptable to Landlord. Thirty (30) days prior to the Commencement Date, Tenant shall deliver to Landlord certified copies of policies or, at Landlord's discretion, certificates of liability insurance required herein with loss payable clauses satisfactory to Landlord. Any deductible under such insurance policy in excess of Five Thousand and No/100ths Dollars ($5,000.00) must be approved by Landlord in writing prior to issuance of such policy. No policy shall be cancelable or subject to reduction of coverage except upon thirty (30) days' prior written notice to Landlord. All such policies shall name Landlord and its agents as first named insureds, shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry, and shall be written with an insurance carrier satisfactory to Landlord. From time to time, as Landlord deems necessary, the insurance coverage and limits of such coverage required hereunder will be reviewed by Landlord, and Tenant will be notified of any revisions or increases thereto required by Landlord. Tenant shall obtain any revised or increased coverage required by Landlord within thirty (30) days of any such notification from Landlord.

         In addition to the foregoing, Landlord and Tenant hereby waive any claim, regardless of fault or negligence, arising in favor of one against the other, or anyone claiming through or under either, by way of subrogation or otherwise, for any loss of or damage to any property of either for which loss or damage is recovered under said policies; provided, however that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releaser's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releaser to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of the Landlord and Tenant agrees that it will request its insurance carrier to include in its policies such a clause or endorsement.

         13. FIRE INSURANCE - FIXTURES AND EQUIPMENT. Tenant shall maintain in full force and effect on all trade fixtures and equipment and other personal property on the Premises, a policy of all risk property insurance covering the full replacement value of such property. During the term of this Lease, the proceeds from any such policy of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant's equipment and fixtures and will sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant's possessions. Tenant shall furnish Landlord with certificate of insurance evidencing that the requirements set forth herein are in full force and effect. Any deductible in excess of Two Thousand Five Hundred and No/100ths Dollars ($2,500.00) under such insurance must be approved in writing by Landlord prior to issuance of such policy. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord's lender may reasonably require to afford Landlord and

Landlord's lender adequate protection. Tenant shall provide Landlord with notice of loss or damage to property within forty-eight (48) hours after such loss or damage occurs. Tenant shall provide and keep in force with companies satisfactory to Landlord, business interruption and/or loss of rental insurance in an amount equivalent to twelve (12) months Rent and Additional Rent which shall not contain a deductible greater than One Thousand and No/100ths Dollars ($1,000.00). Tenant shall furnish Landlord with certificate of such insurance naming Landlord as an additional insured. No policy shall be cancelable or subject to reduction of coverage except upon thirty (30) days' prior written notice to Landlord.

         14.  DESTRUCTION AND DAMAGE.

         14.1 Casualty Damage - Insured. If the Building is damaged by fire or other perils covered by extended coverage insurance the following provisions shall apply:

              14.1.1 Total Destruction. In the event of total destruction of the Building, Landlord shall elect either to promptly commence repair and restoration of the Building and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect, or not to repair or restore the Building, in which event this Lease shall terminate. In either case, Landlord shall give Tenant written notice of its intention within sixty
(60) days after the occurrence of such destruction. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date of such total destruction.

              14.1.2 Partial Destruction. In the event of a partial destruction of the Building to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof and if the damage thereto is such that the Building may be repaired or restored within ninety (90) days from the date of such destruction and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the Lease shall continue in full force and effect; or if such repair and restoration requires longer than ninety
(90) days or the cost thereof exceeds twenty-five percent (25%) of the full insurable value thereof or if the insurance proceeds payable to Landlord will not be sufficient to cover such cost, Landlord may elect either to so repair and restore, in which event the Lease shall continue in full force and effect, or not to repair, reconstruct or restore, in which event the Lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention within sixty (60) days after the destruction occurs. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date of such partial destruction.

         14.2 Release. Upon any termination of this Lease under any of the provisions of this article, the parties shall be released thereby without further obligation to the other from the date of the damage or destruction, except for items which have theretofore accrued and are then unpaid.

         14.3 Rent Abatement. In the event of repair and restoration as herein provided, the monthly installments of Rent shall be abated proportionately in the ratio which the Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration, any such abatement of rent shall, at the sole option of Landlord, create an extension of the term of this Lease in an amount equal to the period of such repair, reconstruction or restoration; provided, however, if the damage is due, directly or indirectly, to the fault or neglect of Tenant, or its officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors, there shall be no abatement of Rent, except to the extent Landlord receives proceeds from any applicable insurance policy of Tenant to compensate Landlord for loss of Rent. Tenant shall not be entitled to any compensation or damages for loss of use of the whole or any part of said Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

         14.4 Delay. Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this article. Notwithstanding anything to the contrary contained in this article, if Landlord has elected to repair and restore the Premises and is thereafter delayed or prevented from repairing or restoring the Premises within one (1) year after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, Landlord shall be relieved of its obligation to make such repairs or restoration and, at Landlord's option, Tenant shall be released from its obligations under this Lease as of the end of such one (1) year period.

         14.5 Uninsured Damage. If damage to the Building or the Premises is due to any cause other than fire or other peril covered by extended coverage insurance, Landlord may elect to terminate this Lease.

         14.6 Repair Obligation. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only those portions of the Building and Premises which were originally provided at Landlord's expense and only to the extent of any insurance proceeds; and the repair and restoration of areas or items not provided at Landlord's expense shall be the obligation of Tenant.

         14.7 End of Term. Notwithstanding anything to the contrary contained in this article, Landlord may elect to terminate this Lease in the event of damage to the Building or the Premises occurring during the last twelve (12) months of the Lease or any extension thereof; and Landlord shall not have any obligation to repair or restore the Premises or the Building during the last twelve ( 12) months of this Lease or any extension thereof.

         14.8 Waiver. Any provisions of state law which permit termination of a lease upon destruction of the leased premises, are hereby waived by Tenant; and the provisions of this article shall govern in case of such destruction.

         15. ALTERATIONS AND ADDITIONS; REMOVAL OF FIXTURES. Tenant shall not make or allow to be made any alterations, additions or improvements in excess of $5,000.00 to or on the Premises nor shall Tenant make any alternations, additions or improvements to the Building Structure, systems or roof without first obtaining the written consent of Landlord. Any such alterations, additions or improvements made, including, but not limited to, wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall be made at Tenant's sole expense, according to plans and specifications approved in writing by Landlord, in compliance with all applicable laws and regulations present and future (including any regulations relating to the ADA and including prior governmental approval, if necessary), by a licensed contractor, and in a good and workmanlike fashion conforming in quality and design with the Premises existing as of the Commencement Date, shall not diminish the value of the Building or the Premises and shall at once become a part of the realty and shall be surrendered with the Premises. Landlord's approval hereunder shall not be deemed as a warranty that Tenant's alterations meet ADA regulations, present or future, such consent shall carry a requirement that such alterations will be constructed by Tenant, at its own expense, in full compliance with all existing ADA governmental regulations. Tenant shall be liable for all damages or injuries that may result to any person or property by reason of or resulting from any alterations, additions or improvements made by Tenant to the Premises and shall hold the Landlord harmless with respect thereto.

         Upon the expiration or sooner termination of the term hereof, Tenant shall, upon written demand by Landlord, at Tenant's sole expense, with due diligence, remove any alterations, additions, or improvements made by Tenant, designated by Landlord to be removed, and repair any damage to the Premises caused by such removal. Tenant shall remove all of its movable property and trade fixtures which can be removed without damage to the Premises at the termination of this Lease, either by expiration of the term or other cause, thereby restoring the Premises to their original condition, and shall pay Landlord any damages for injury to the Premises or Building resulting from such removal. If Tenant shall fail to remove any of its property of any nature whatsoever from the Premises or the Building at the termination of this Lease or when Landlord has the right of reentry, Landlord may, in accordance with the provisions of applicable statutes governing commercial landlord and tenant matters, either elect to keep Tenant's fixtures as of the date of termination of this Lease, or remove and store such property without liability for loss thereof or damage thereto, such storage to be for the account and at the expense of Tenant. If Tenant shall not pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may, at its option, sell, or permit to be sold, any or all such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to Tenant, unless notice is required under applicable statutes, and shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorneys' fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or thereafter become due Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

         Without limiting the generality of the foregoing, the following property shall in no event be deemed to be "trade fixtures" and Tenant shall not remove any such property from the Premises under any circumstances, regardless of whether installed by Landlord or Tenant: (a) any air conditioning, air ventilating or heating fixtures or equipment; (b) any lighting fixtures or equipment, unless Tenant returns any damage caused in the Premises by its removal back to its origina1 condition; (c) any dock levelers; (d) any carpeting or other permanent floor coverings; (e) any paneling or other wall coverings;
(f) plumbing fixtures arid equipment; (g) permanent shelving; or (h) any other fixtures which have become affixed to the Premises.

         16. ACCEPTANCE OF PREMISES. Unless Landlord has expressly agreed in this Lease to perform certain tenant improvement work in the Premises, Tenant shall be deemed to have accepted the Premises on the Lease Commencement Date in their "as is" condition. If this Lease is entered into prior to the completion of construction of the Building, or if tenant improvements are to be constructed by Landlord in the Premises, the acceptance of the Premises by Tenant shall be deferred until receipt by the Tenant of an architect's certificate of readiness certifying that the Premises are ready for occupancy. Within five (5) days after the architect gives such notice, Tenant shall make such inspection of the Premises as Tenant deems appropriate, and, except as otherwise notified by Tenant in writing to Landlord within such period, Tenant shall be deemed to have accepted the Premises in their then existing condition. If, as a result of such inspection, Tenant discovers minor deviations or variations from the plans and specifications for Tenant's improvements of a nature commonly found on a "punch list" (as that term is used in the construction industry), Tenant shall promptly notify Landlord of such deviations. Landlord shall then have thirty (30) days from its receipt of said punch list to complete those items contained therein. The existence of such punch list items shall not postpone the Commencement Date of this Lease nor the obligation of Tenant to pay Rent, Additional Rent or any other charges due under this Lease.

         17. TENANT IMPROVEMENTS. If Landlord has agreed to make any improvement to the Premises, the provisions governing the planning, construction, scope of work and terms of payment shall be set forth in EXHIBIT C, which, if attached hereto, is incorporated herein by this reference.

         18. ACCESS. Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times to inspect the same; to show the Premises to prospective tenants, or interested parties such as prospective lenders and purchasers; to clean, repair, alter or improve the Premises or the Building; to discharge Tenant's obligations when Tenant has failed to do so within a reasonable time after written notice from Landlord; to post notices of nonresponsibility and similar notices and "For Sale" signs; and to place "For Lease" signs upon or adjacent to the Building or the Premises at any time during the term of this Lease. Tenant shall permit Landlord and its agents to enter the Premises at any time in the event of an emergency. When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or a release of Tenant from the duty of observing and performing any of the provisions of this Lease.

         Tenant shall give written notice to Landlord at least sixty (60) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

         19. WAIVER OF SUBROGATION. Whether the loss or damage is due to the negligence of Tenant or Tenant's agents or employees, or any other cause, Tenant hereby releases Landlord and Landlord's agents and employees from responsibility for and waives its entire claim of recovery for (i) any loss or damage to the real or personal property of Tenant located in the Building, including the Building itself, arising out of any of the perils which are covered by Tenant's property insurance policy, with extended coverage endorsements as such is required to be carried by Tenant pursuant to this Lease, or (ii) loss resulting from business interruption or loss of rental income, at the Premises, arising out of any of the perils which may be covered by the business interruption or by the loss of rental income insurance policy required by this Lease to be carried by Tenant. Tenant shall cause its insurance carrier(s) to consent to such waiver of all rights of subrogation against Landlord. Upon Landlord's request Tenant shall provide Landlord a copy of any such insurance policies evidencing Tenant's waiver of subrogation rights against Landlord.

         20. INDEMNIFICATION. Tenant shall indemnify and hold harmless Landlord, its agents, employees, officers, directors, partners and shareholders from and against any and all liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys' fees and costs, arising out of the use, occupancy, conduct, operation, or management of the Premises by, or the willful misconduct or negligence of, Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Building or arising from any breach or default under this Lease by Tenant, or arising from any accident, injury, or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Building or Premises. This indemnification shall survive termination of this Lease. Landlord shall indemnify and hold harmless Tenant, its agents, employees, officers, directors, partners, and shareholders from and against all loss, damage, liability or expense resulting from injuries to third parties caused by the negligence of Landlord, or their officers, contractors, licensees, agents, employees, or invitees.

         21.  ASSIGNMENT AND SUBLETTING.

         21.1 Landlord's Consent. Tenant shall not assign this Lease, or sublease all or any part of the Premises, or permit the use of the Premises by any party other than Tenant, without the prior written consent of Landlord. When Tenant requests Landlord's consent to such assignment or sublease, it shall notify Landlord in writing of its desire from and after a stated date (which shall not be less than sixty (60) days after the date of Tenant's notice), which shall include the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide financial information including financial statements of the proposed assignee or subtenant. Tenant shall also provide Landlord with a copy of the proposed sublet or assignment agreement. In the event such proposed sublet or assignment agreement provides for the payment of Rent, Additional Rent (as those terms are defined in this Lease) and any other payments due under the proposed sublet or assignment agreement which exceed all Rent, Additional Rent and other payments due Landlord under this Lease attributable to the Premises or portion thereof so assigned or sublet, then fifty percent (50%) of any such excess-shall be paid to Landlord and fifty percent (50%) of any such excess shall be paid to Tenant. If

Tenant requests to assign or sublease greater than twenty-five percent (25%) of the Premises, Landlord shall have the option (to be exercised within thirty (30) days from the submission of Tenant's request) to cancel this Lease as of the commencement date stated in the proposed sublease or assignment and enter into a direct lease with such proposed assignee or subtenant. Should Landlord enter into a direct lease with such proposed assignee or subtenant, Landlord will be responsible for reasonable leasing fees. If Landlord shall not exercise its option within the time set forth above, its consent to any proposed assignment or sublease shall not be unreasonably withheld.

         Landlord's withholding of consent shall be deemed reasonable if the use or occupancy of the Premises by such assignee or subtenant (i) could make Landlord responsible for any costs of compliance with the ADA or any other legislation by any governmental body, or (ii) could cause an increase in Landlord's insurance premiums.

         21.2 Criteria. In determining whether or not to grant its consent to a proposed sublet or assignment, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (i) whether or not the proposed subtenant or assignee is engaged in a business which, and the use of the Premises will be in a manner which, is in keeping with the then character and nature of all other tenancies in the Building and other businesses in the vicinity of the Building which are owned, leased or managed by Landlord or any affiliate of Landlord (the "Park Complex"), (ii) the use to be made of the Premises by the proposed subtenant or assignee does not conflict with any so-called "exclusive" use then in favor of any other tenant of the Building or of the entire Park Complex, and that such use would not be prohibited by any other portion of this Lease, including, but not limited to, any rules and regulations then in effect, or under applicable law, (iii) that the proposed subtenant or assignee is a reputable party of reasonable financial worth and stability in light of the responsibilities involved and does not impose a greater load upon the Premises and the Building services (such as elevator, janitorial and security services), than imposed by Tenant, (iv) that the sublease or assignment agreement requires payment of the rent and other amounts as required of Tenant hereunder with respect to the space being subleased or assigned which are in no event less than that being offered by Landlord for similar space in the Building or adjacent buildings in the entire Park Complex under leases then being negotiated, and (v) that Tenant shall provide Landlord with reasonable proof of (1), (ii), (iii), and (iv), and (vi) Tenant is not in default hereunder at the time it makes its request for such consent or at the time the assignment or sublet is to take effect.

         21.3 Approved Subleases and Assignments. If Landlord approves an assignment or sublease as herein provided, Tenant shall pay to Landlord, as additional rent due under this Lease, fifty percent (50%) of the difference, if any, between the Rent plus Additional Rent allocable to that part of the Premises affected by such assignment of sublease pursuant to the provisions of this Lease, and the rent and any additional rent payable by the assignee or subtenant to Tenant net of all leasing costs. No consent to any assignment or sublease shall constitute a further waiver of the provisions of this section, and all subsequent assignments or subleases may be made only with the prior written consent of Landlord. An assignee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Any assignment or sublease without Landlord's consent shall be void, and shall, at the option of the Landlord, constitute a default under this Lease. In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay Landlord's reasonable fees, not to exceed Five Hundred and No/100ths Dollars ($500.00) per transaction, incurred in connection with the processing of documents necessary to the giving of such consent.

         As a condition to Landlord's prior written consent as provided for in
Section 21.1 above, any assignee or subtenant shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each assignment or sublease together with an agreement of said compliance by each assignee or subtenant.

         22. ADVERTISING. Landlord will provide an allowance of $3,600.00 for a standard building sign to Tenant. Should Tenant desire such sign, any additional cost therefor shall be the responsibility of the Tenant. Tenant shall not display any sign, graphics, notice, picture, or poster, or any advertising matter whatsoever (other than the Landlord's standard building sign), anywhere in or about the Premises or the Building at places visible from anywhere outside the Building or at the entrance to the Premises without first obtaining Landlord's written consent hereto, such consent to be at Landlord's sole discretion. Any such consent by Landlord shall be upon the understanding and condition that Tenant will maintain the sign in good condition and remove the same at Tenant's expense upon the expiration or sooner termination of this Lease. Tenant shall repair any damage to the Premises or the Building caused by such removal.

         23. LIENS. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant hereby agrees to indemnify and hold Landlord, its agents, employees, independent contractors, officers, directors, partners, and shareholders harmless from any liability, cost or expense for such liens. Tenant shall cause any such lien imposed to be released or record by payment or posting of the proper bond acceptable to Landlord within ten ( 10) days after the earlier of imposition of the lien or written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien, at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or other notice deemed proper before commencement of any such work. If Tenant fails to remove any lien within the prescribed ten (10) day period, then Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amount shall be deemed Additional Rent. Such reimbursement shall include all sums disbursed, incurred or deposited by Landlord, including Landlord's Costs, expenses and reasonable attorneys' fees with interest thereon at the maximum rate of interest permitted by law.

         24.  DEFAULT.

         24.1 Tenant's Default. A default under this Lease by Tenant shall exist if any of the following occurs:

              24.1.1 If Tenant fails to pay Rent, Additional Rent or any other sum required to be paid hereunder when due; or

              24.1.2 If Tenant falls to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant fails to cure such breach within thirty (30) days after written notice from Landlord where such breach could reasonably be cured within such thirty (30) day period; provided, however, that where such failure could not reasonably be cured within the thirty (30) day period, that Tenant shall not be in default if it commences such performance within the thirty (30) day period and diligently thereafter prosecutes the same to completion; or

              24.1.3 If Tenant assigns its assets for the benefit of its creditors; or

              24.1.4 If the sequestration or attachment of or execution on any material part of Tenant's personal property essential to the conduct of Tenant's business occurs, and Tenant fails to obtain a return or release of such personal property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

              24.1.5 If Tenant fails to continuously or uninterruptedly conduct its business in the Premises, or shall have abandoned or vacated the Premises; or

              24.1.6 If a court makes or enters any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent, or approving as properly filed a petition seeking reorganization of Tenant, or directing the winding up or liquidation of Tenant, and such decree or order shall have continued for a period of thirty (30) days; or

              24.1.7 The chronic delinquency by Tenant in the payment of monthly Rent, or any other periodic payments required to be paid by Tenant under this Lease, shall constitute a default. "Chronic delinquency" shall mean failure by Tenant to pay Rent, or any other periodic payments required to be paid by Tenant under this Lease within three (3) days after written notice thereof for any two
(2) months (consecutive or nonconsecutive) during any twelve (12) month period. In the event of a chronic delinquency, at Landlord's option, Landlord shall have the additional right to require that monthly Rent be paid by Tenant quarter-annually, in advance.

         24.2 Remedies. Upon default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law in equity or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

              24.2.1 Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent, Additional Rent and other charges when due.

              24.2.2 Landlord may terminate Tenant's right to possession of the Premises at any time, without terminating the term of this Lease, by giving written notice to that effect, and relet the Premises or any part thereof. On the giving of the notice, all of Tenant's rights to occupancy of the Premises shall terminate. Upon such termination of occupancy, Tenant shall surrender and vacate the Premises in the condition required by Section 26, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this section shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or Rent, Additional Rent or other sum previously accrued or then accruing against Tenant or for the remainder of the term. Upon such termination Tenant shall be liable immediately to Landlord for all costs Landlord. incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving specific written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all Tenant's personal property and store same at Tenant's cost and to recover from Tenant as damages:

              (a) The worth at the time of award of unpaid Rent, Additional Rent and other sums due and payable which had been earned at the time of termination; plus

              (b) The worth at the time of award of the amount by which the unpaid Rent, Additional Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus

              (c) The worth at the time of award of the amount by which the unpaid Rent, Additional Rent and other sums due and payable for the balance of the term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus

              (d) Any other amount necessary which is to compensate Landlord for all the detriment caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom including, without limitation, any costs or expenses incurred by Landlord: (I) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

              (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the state in which the Premises is located.

         The "worth at the time of award" of the amounts referred to in Sections 24.2.2(a) and (b) is computed by allowing interest at the maximum interest rate allowed by law on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Section 24.2.2(c) is computed by discounting such amount at the discount rate of the Federal Reserve Bank at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under any present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

              24.2.3 Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this section shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

              24.2.4 In the event that Landlord shall have taken possession of the Premises pursuant to the authority herein granted, then Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times using proper legal process prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon.

         25. SUBORDINATION. Upon request of Landlord, Tenant will, in writing, subordinate its rights hereunder to the lien of any mortgage, deed of trust, ground lease or underlying lease now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof. Tenant shall execute and return to Landlord any such subordination documents within ten (10) days of Landlord's written request. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, Tenant shall attorn to the purchaser at any such foreclosure, or to the grantee of a deed in lieu of foreclosure, and recognize such purchaser or grantee as the Landlord under this Lease. The provisions of this article to the contrary notwithstanding and so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full term hereof.

         26. SURRENDER OF POSSESSION. Upon expiration of the term of this Lease, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and tear excepted, all to the reasonable satisfaction of Landlord. If the Premises are not surrendered in accordance with the terms of this Lease, Tenant shall indemnify Landlord and its agents, employees, independent contractors, officers, directors, partners, and shareholders against any loss or liability including reasonable attorneys' fees and costs, and including liability to succeeding tenants, resulting from delay by Tenant in so surrendering the Premises. This indemnification shall survive termination of this Lease.

         27. NON-WAIVER. Waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition(s); or any subsequent breach of the same or any other term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

         28. HOLDOVER. If Tenant shall, without the written consent of Landlord, hold over after the expiration of the term of this Lease, such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated at any time by five (5) days prior written notice given by Landlord to Tenant. During such tenancy, Tenant agrees to (a) pay to Landlord, each month, one hundred fifty percent (150%) of the Rent and Additional Rent payable by Tenant for the last month of the term of this Lease and (b) be bound by all of the terms, covenants and conditions herein specified, so far as applicable.

         29.  CONDEMNATION.

         29.1 Substantial Taking. If twenty percent (20%) or more of the Premises or of such portions of the Building as may be required for the reasonable use of the Premises, are taken by eminent domain or sale under threat of condemnation by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority, and all Rent, Additional Rent, and other payments shall be paid to that date.

         29.2 Partial Taking. In case of a taking of less than twenty percent (20%) of the Premises, or a portion of the Building not required for the reasonable use of the Premises, this Lease shall continue in full force and effect, and the Rent shall be equitably reduced based on the proportion by which the floor area of the Building is reduced, such reduction to be effective as of the date title to such portion vests in the condemning authority.

         29.3 Awards and Damages. Landlord reserves all rights to damages to the Premises for any partial or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest or interference with Tenant's business. Tenant shall have the right to claim and recover from the condemning authority compensation for any loss which Tenant may incur for Tenant's moving expenses, business interruption or taking of Tenant's personal property (not including Tenant's leasehold interest), provided that such damages may be claimed only if they are awarded separately in the eminent domain proceedings and not out of or as part of the damages recoverable by Landlord.

         30. NOTICES. All notices and demands which may be required or permitted to be given to either party hereunder shall be in writing, and shall be sent by United States mail, postage prepaid to the addresses set out in
Section 1.5, and to such other person or place as each party may from time to time designate in a notice to the other. Notice shall be deemed given upon the earlier of actual receipt or seventy-two (72) hours after deposit in the United States mail, postage prepaid.

         31. MORTGAGEE PROTECTION. Tenant agrees to give any of Landlord's mortgagee(s) and/or trust deed holder(s) covering the Premises, a copy of any notice of default served upon the Landlord by registered mail, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the addresses of such mortgagee(s) and/or trust deed holder(s). Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee(s) and/or trust deed holder(s) shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee and/or trust deed holder(s) has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

         32. COSTS AND ATTORNEYS' FEES. If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent, Additional Rent or other payments hereunder, or possession of the Premises, the losing party shall pay the prevailing party a reasonable sum for attorneys' fees in such suit, at trial and on appeal, and such attorneys' fees shall be deemed to have accrued on the commencement of such action.

         33. BROKERS. Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Blue Ridge Development, LLC, who represented Landlord and Brownlee Realty Company who represented Tenant in the negotiating or making of this Lease, and Tenant agrees to indemnify and hold Landlord, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims, and losses, including reasonable attorneys' fees and costs, incurred by Landlord in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease.

         34. LANDLORD'S LIABILITY. Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not for the purpose of binding Landlord personally or the general assets of Landlord, but are made and intended to bind only the Landlord's interest in the Premises and Building, as the same may, from time to time, be encumbered, and no personal liability shall at any time be asserted or enforceable against Landlord or its stockholders, officers, employees or partners or their respective heirs, legal representatives, successors and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord contained in this Lease.

         35. ESTOPPEL CERTIFICATES. Tenant shall, from time to time, within ten
(10) days of Landlord's written request, execute, acknowledge and deliver to Landlord or its designee a written statement stating: the date this Lease was executed and the date it expires; the date Tenant entered into occupancy of the Premises; the amount of Rent, Additional Rent and other charges due hereunder and the date to which such amounts have been paid; that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by the Landlord have been satisfied (or specifying any such conditions that have not been satisfied); that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (or specifying any such contributions that have not been received); that on this date there are no existing defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; that no Rent has been paid more than one (I ) month in advance; that no security has bean deposited with Landlord (or, if so, the amount thereof); or any other matters evidencing the status of the Lease, as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage against the Building or the Premises, or a purchaser of the Building or the Premises. It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Building and Premises. If Tenant fails to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

         36. FINANCIAL STATEMENTS. Within five (5) days after Landlord's request, Tenant shall deliver to Landlord the current year end financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

         37. TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer(s) of Landlord's interest in the Premises or the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, and Tenant agrees to attorn to the transferee.

         38. RIGHT TO PERFORM. If Tenant shall fail to pay any sum of money, other than Rent and Additional Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten ( 10) days, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent. All sums paid by Landlord and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the next day after such payment by Landlord, together with interest thereon at the higher of "prime rate" (as published in the Wall Street Journal) plus five percent (5%) or at the maximum rate of interest permitted by law from such date to the date of payment thereof, by Tenant to Landlord, plus collection costs and attorneys' fees.

         39. SALES AND AUCTIONS. Tenant may not display or sell merchandise outside the exterior walls and doorways of the Premises and may not use such areas for storage. Tenant further agrees not to install any exterior lighting, amplifiers or similar devices or use in or about the Premises an advertising medium that may be heard or seen outside the Premises, such as flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

         40. NO ACCESS TO ROOF. Tenant shall have no right of access to the roof of the Premises or the Building and shall not install, repair or replace any aerial, fan, air conditioner or other device on the roof of the Building (the "Roof Device") without the prior written consent of Landlord. Any Roof Device installed with such written consent shall be installed at Tenant's sole cost, expense and risk; provided however, that Landlord shall be regularly consulted and shall, at its option, supervise the installation of any Roof Device, all at the sole cost and expense of Tenant. All plans and specifications for the installation of the Roof Device shall be submitted to and approved in writing by Landlord in advance. Any damage to the roof or other portion of the Building resulting from the installation, maintenance or operation of the Roof Device, including without limitation water damage or damage to the roof membrane, shall be repaired promptly and at Tenant's sole expense. Tenant shall carry additional insurance with respect to the Roof Device in amounts and of types satisfactory to the Landlord in its sole discretion. Tenant shall maintain the Roof Device and all related facilities and equipment (including, without limitation, wiring) in good order and repair at Tenant's sole expense. Tenant shall maintain the Roof Device and, promptly upon the expiration or earlier termination of this Lease (and in any event no later than fifteen (15) days thereafter), Tenant shall remove the Roof Device and make any necessary repairs to the roof by reason of said removal at Tenant's sole cost and expense. Tenant shall insure that the installation, existence, maintenance and operation of the Roof Device shall be permitted under all applicable laws, ordinances, rules, orders and regulations of any federal, state, local or other authorities having jurisdiction over the Roof Device. Tenant, in advance and at its sole expense and in a timely manner, shall obtain all licenses and permits, perform all monitoring, make all reports, and take all other necessary steps to insure the lawful installation and continuing lawful operation of the Roof Device. Tenant agrees to indemnify Landlord and hold Landlord harmless from all loss, cost, damage and expense, including reasonable attorneys fees, incurred by Landlord as a result of the installation, presence, use or removal of any Roof Device.

         41. AUTHORITY OF TENANT. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of said corporation or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation or partnership, and that this Lease is binding upon said corporation or partnership.

         42. NO ACCORD OR SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent and other sums due hereunder shall be deemed to be other than on account of the earliest rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other sum or pursue any other remedy provided in this Lease.

         43. MODIFICATIONS FOR LENDER. If in connection with obtaining financing for the Building, the Premises or any portion thereof, Landlord's lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay, or defer its consent to such modification provided such modifications do not materially adversely affect Tenant's rights hereunder.

         44.  PARKING. Intentionally Omitted

         45. EXTERIOR SIGNS. Tenant shall place no signs in the common areas or upon the outside walls or roof of the Building or elsewhere on the Premises except with the prior written consent of the Landlord. Any and all signs placed on or about the Premises by Tenant shall comply with Landlord's rules and regulations governing such signs, and all governmental laws and Tenant shall be responsible to Landlord for any damage caused by installation, use, or maintenance of such signs. Tenant shall remove any of its signs upon the termination of this Lease and repair any damage caused by the sign installation or removal and, if Tenant fails to do so, Landlord shall have the right to remove the signs and make such repairs at Tenant's expense.

         46. RULES AND REGULATIONS. Tenant agrees to comply with such reasonable rules and regulations as initially outlined in Exhibit D attached hereto, and as Landlord may adopt from time to time for the orderly and proper operation of the Building, the Premises and parking and other common areas. Such rules may include but shall not be limited to the following: (1) the restricting of employee parking to a limited, designated area or areas; and (2) regulation of the removal, storage and disposal of Tenant's refuse and other rubbish at the sole cost and expense of Tenant. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants of the Building, the Premises or the Park Complex.

         47.  GENERAL PROVISIONS.

         47.1 Acceptance. This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

         47.2 Joint Obligation. If there be more than one Tenant, the obligations hereunder imposed shall be joint and several.

         47.3 Marginal Headings, Etc. The marginal headings, Table of Contents, lease summary sheet and titles to the articles of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

         47.4 Choice of Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

         47.5 Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

         47.6 Recordation. Neither Landlord nor Tenant shall record this Lease, but a short-form memorandum hereof may be recorded at the request of Tenant or Landlord.

         47.7 Quiet Possession. Upon Tenant's paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises from any adverse claim made by, through or under Landlord for the entire term hereof, subject to all the provisions of this Lease.

         47.8 Inability to Perform. This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord.

         47.9 Partial Invalidity. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision(s) shall remain in full force and effect.

         47.10 Cumulative Remedies. No remedy or election hereunder shall be exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

         47.11 Entire Agreement. This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

         47.12 Exhibits. All exhibits and addenda attached hereto are incorporated herein by this reference.

         48.   FIRST RIGHT OF REFUSAL FOR LEASE OF ADJACENT PROPERTY.

               48.1     Intentionally Omitted

               48.2     Intentionally Omitted

         49. EXPANSION OPTION. Tenant shall have the right to exercise the option to add an additional 30,000 square feet to the facility during the first five (5) years of the initial term of the Lease by giving the Landlord thirty
(30) days written notice by certified mail at the Landlord's last known address. The rental rate shall be determined by a formula in which Landlord shall receive an 11% return of all hard and soft costs associated with the expansion. The resulting rent shall be added to the rent already being paid on the original Premises. Both Tenant and Landlord shall execute an amendment to the Lease specifying the new rental amount and the extension of the term of the Lease to ten (10) years from the time of occupancy of the expanded Premises.

         The parties agree that no broker participated in the negotiations for the said expansion option and that, in the event of an expansion pursuant to said option, no brokerage commission shall be payable.

         50. PURCHASE OPTION. The Tenant shall have the right to exercise an option to purchase the Premises, including the land, parking, and loading areas during the first five (5) years of the initial term of the Lease by giving the Landlord not less than thirty (30) days written notice by certified mail at the Landlord's address set forth in the Lease. The sale shall be on an "As, Is, Where Is" basis with no representations or warranties except that Landlord is conveying fee simple marketable title to Tenant free and clear of liens and encumbrances other than easements and restrictions of record in the Register's office of Knox County, Tennessee. All closing costs, transfer taxes, title insurance and closing fees shall be paid by Tenant and all rents shall be prorated as of the closing date and all taxes shall be assumed and paid by Tenant. The purchase price for the Premises shall be equal to an amount determined based on a capitalization rate of 10% of Annual Gross Rent then in effect at the time of exercising this option (the "Purchase Price"), which Purchase Price shall be paid as follows:

             (a) 25% of the Purchase Price will be paid by cashier's check contemporaneously with the exercise of the option.

             (b) The balance of the Purchase Price shall be paid by cashier's check or wire transfer at closing. The closing of the purchase of the Premises shall occur not later than thirty (30) days after Tenant's exercise of its option.

         The parties agree that no broker participated in the negotiations for the said purchase option and that, in the event of a sale pursuant to said option, no brokerage commission shall be payable.

         IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, in triplicate, the day and year first above written.



                                        LANDLORD:

                                        CRRSC Realty, LLC
                                        a Tennessee limited liability company


                                        By: /s/ John-David W. Roddy
                                            -----------------------------------

                                        Its: Chief Manager
                                             ----------------------------------


                                        TENANT:

                                        Radio Systems Corporation
                                        a Tennessee corporation


                                        By: /s/  James D. Hudson
                                            -----------------------------------

                                        Its:Chief Financial Officer
                                            -----------------------------------